                                                           Exhibit No. EX-99.h.4

                           Delaware Distributors, L.P.
                               2005 Market Street
                             Philadelphia, PA 19103

                                 April 14, 2006

Delaware VIP Trust
2005 Market Street
Philadelphia, PA 19103

            Re:      Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally bound hereby, Delaware Distributors,  L.P. (the "Distributor") agrees that in order to improve the  performance of certain  portfolios in Delaware VIP
Trust,  which is comprised of the  Delaware  VIP Balanced  Series,  Delaware VIP
Capital  Reserves  Series,  Delaware  VIP  Cash  Reserve  Series,  Delaware  VIP
Diversified  Income Series,  Delaware VIP Emerging Markets Series,  Delaware VIP
Global Bond Series,  Delaware VIP Growth Opportunities Series, Delaware VIP High
Yield Series,  Delaware VIP International Value Equity Series, Delaware VIP REIT
Series,  Delaware VIP Select Growth Series, Delaware VIP Small Cap Value Series,
Delaware VIP Trend Series,  Delaware VIP U.S.  Growth  Series,  and Delaware VIP
Value Series (each a "Series"),  the Distributor shall, from May 1, 2006 through
April 30, 2007, waive a portion of the Rule 12b-1 (distribution) fee for Service
Class shares so that such Rule 12b-1  (distribution)  fee for the Service  Class shares of the Series will be capped at the following rates:

                Series                              Service Class 12b-1 Plan
                                                       Expense Limitation

Delaware VIP Balanced Series                                    0.25%
Delaware VIP Capital Reserves Series                            0.25%
Delaware VIP Cash Reserve Series                                0.25%
Delaware VIP Diversified Income Series                          0.25%
Delaware VIP Emerging Markets Series                            0.25%*
Delaware VIP Global Bond Series                                 0.25%
Delaware VIP Growth Opportunities Series                        0.25%
Delaware VIP High Yield Series                                  0.25%
Delaware VIP International Value Equity Series                  0.25%
Delaware VIP REIT Series                                        0.25%
Delaware VIP Select Growth Series                               0.25%
Delaware VIP Small Cap Value Series                             0.25%*
Delaware VIP Trend Series                                       0.25%
Delaware VIP U.S. Growth Series                                 0.25%
Delaware VIP Value                                              0.25%

*The VIP Emerging  Markets Series Service Class and Delaware VIP Small Cap Value
Series Service Class 12b-1 fee will be limited to 0.25% until the later of April
30, 2007 or the Series are  marketed to new  insurance  companies or included in new insurance products.

     The Distributor acknowledges that it shall not be entitled to collect on or make a claim for waived fees at any time in the future.

                                         Delaware Distributors, L.P.

                                         By: /s/ Kevin J. Lucey
                                             Name:  Kevin J. Lucey
                                             Title: President/Chief Executive
                                                    Officer
                                             Date:  April 14, 2006

Your signature below acknowledges
acceptance of this Agreement:

DELAWARE VIP TRUST

By: /s/ Jude T. Driscoll
    Name:  Jude T. Driscoll
    Title: Chairman/President/Chief
           Executive Officer
    Date:  April 14, 2006